UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report: July 28, 2004
(Date of earliest event reported)

OCULAR SCIENCES, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware (State or other jurisdiction of incorporation)	0-22623 (Commission File Number)	94-2985696 (IRS Employer Identification No.)

	1855 Gateway Boulevard, Suite 700, Concord, California (Address of principal executive offices)	94520 (Zip Code)

(925) 969-7000
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Item 5. OTHER EVENTS
Item 7. FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURES
EXHIBIT INDEX
EXHIBIT 2.1
EXHIBIT 2.2
EXHIBIT 99.1

Item 5. OTHER EVENTS.

On July 28, 2004, Ocular Sciences, Inc., a Delaware corporation (“Ocular Sciences”) announced that it had entered into an Agreement and Plan of Merger (the “Merger Agreement”) dated as of July 28, 2004, with The Cooper Companies, Inc., a Delaware corporation (“Cooper”), and TCC Acquisition Corp, a Delaware corporation and a direct wholly-owned subsidiary of Cooper (“Merger Sub”). Pursuant to the terms and conditions of the Merger Agreement, Ocular Sciences will be merged with and into Merger Sub, with Merger Sub being the surviving corporation and becoming a direct wholly-owned subsidiary of Cooper (the “Merger”). At the effective time of the Merger each issued and outstanding share of common stock of Ocular Sciences, par value $0.001 per share, will be converted into the right to receive 0.3879 shares of Cooper common stock and $22.00 in cash, without interest. Shares of Cooper common stock will be issued with associated Cooper preferred stock purchase rights.

In addition, each outstanding option to purchase shares of Ocular Sciences common stock will be cancelled at the effective time of the merger, and all holders of options with an exercise price that is less than the value of the merger consideration (determined as of the trading day immediately preceding the date on which the Merger is completed) will receive an amount, in cash and Cooper common stock, equal to the per share value of the merger consideration minus the exercise price of the option, multiplied by the number of shares of Ocular Sciences common stock subject to such option.

The transaction is intended to qualify as a tax-free reorganization with respect to the shares of Cooper common stock issued in connection with Merger. A copy of the Merger Agreement is attached as Exhibit 2.01 hereto.

The consummation of the transaction is subject to the approval of the stockholders of Ocular Sciences, receipt of necessary approvals under United States antitrust laws, effectiveness of a registration statement to be filed with the Securities and Exchange Commission and other customary closing conditions. John D. Fruth, Chairman of the Board of Ocular Sciences and an owner of more than 19% of the outstanding shares of common stock of Ocular Sciences, has agreed to vote all of his shares in favor of the Merger. A copy of this voting agreement is attached as Exhibit 2.02 hereto.

A copy of the joint press release of Cooper and Ocular Sciences announcing the transaction is attached as Exhibit 99.01 hereto.

The foregoing description is not a description of all of the material terms of the transaction. You should read the documents that are attached as exhibits to this report, as well as the prospectus/proxy statement for Ocular Sciences stockholders contained in the registration statement on Form S-4 to be filed by Cooper when it becomes available, for a more complete understanding of the transaction.

Item 7. FINANCIAL STATEMENTS AND EXHIBITS.

     (c) Exhibits

2.01	Agreement and Plan of Merger, dated July 28, 2004, by and among The Cooper Companies, Inc., TCC Acquisition Corp. and Ocular Sciences, Inc.

2.02	Voting Agreement, dated as of July 28, 2004, by and among The Cooper Companies, Inc., TCC Acquisition Corp. and John D. Fruth

99.01	Joint press release of Ocular Sciences, Inc. and The Cooper Companies, Inc., issued on July 28, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ocular Sciences, Inc. (Registrant)
Date: July 29, 2004	By:	/s/ Steven M. Neil
Steven M. Neil
Executive Vice President, Chief Financial Officer and Secretary

EXHIBIT INDEX

2.01	Agreement and Plan of Merger, dated July 28, 2004, by and among The Cooper Companies, Inc., TCC Acquisition Corp. and Ocular Sciences, Inc.

2.02	Voting Agreement, dated as of July 28, 2004, by and among The Cooper Companies, Inc., TCC Acquisition Corp. and John D. Fruth

99.01	Joint press release of Ocular Sciences, Inc. and The Cooper Companies, Inc., issued on July 28, 2004.